EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-147295, 333-123603 and 333-36564) and Form S-8 (Nos. 333-134180, 333-132491 and 333-125191) of Midwest Banc Holdings, Inc. of our report dated March 14, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PRICEWATERHOUSECOOPERS LLP
Chicago, Illinois
March 14, 2008